EXHIBIT 10.7

GARDENBURGER, INC.

2001 STOCK INCENTIVE PLAN

As Amended and Restated
Effective June 1, 2001

TABLE OF CONTENTS

ARTICLE 1	ESTABLISHMENT AND PURPOSE

1.1	Establishment; Amendment and Restatement

1.2	Purpose

ARTICLE 2	DEFINITIONS

2.1	Defined Terms

2.2	Gender and Number

ARTICLE 3	ADMINISTRATION

3.1	Authority of the Board

3.2	General

3.3	Authority of the Committee

3.4	Action by the Committee

3.5	Liability of Board and Committee Members

3.6	Costs of Plan

ARTICLE 4	DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1	Duration of the Plan

4.2	Shares Subject to the Plan

ARTICLE 5	ELIGIBILITY

ARTICLE 6	AWARDS

6.1	Types of Awards

6.2	General

6.3	Nonuniform Determinations

6.4	Award Agreements

6.5	Provisions Governing All Awards

6.6	Tax Withholding

6.7	Annulment of Awards

6.8	Engaging in Competition With the Corporation

ARTICLE 7	OPTIONS

7.1	Types of Options

7.2	General

7.3	Option Price

7.4	Option Term

7.5	Time of Exercise

7.6	Special Rules for Incentive Stock Options

7.7	Restricted Shares

7.8	Deferred Compensation Options

7.9	Reload Options

7.10	Limitation on Number of Shares Subject to Options

ARTICLE 8	STOCK APPRECIATION RIGHTS

8.1	General

8.2	Nature of Stock Appreciation Right

8.3	Exercise

8.4	Limitation on Number of Stock Appreciation Rights

ARTICLE 9	RESTRICTED AWARDS

9.1	Types of Restricted Awards

9.2	General

9.3	Restriction Period

9.4	Forfeiture

9.5	Settlement of Restricted Awards

9.6	Rights as a Shareholder

ARTICLE 10	PERFORMANCE AWARDS

10.1	General

10.2	Nature of Performance Awards

10.3	Performance Cycles

10.4	Performance Goals

10.5	Determination of Awards

10.6	Performance Goals for Executive Officers

ARTICLE 11	OTHER STOCK BASED AND COMBINATION AWARDS

11.1	Other Stock–Based Awards

11.2	Combination Awards

ARTICLE 12	DEFERRAL ELECTIONS

ARTICLE 13	DIVIDEND EQUIVALENTS

ARTICLE 14	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

14.1	Plan Does Not Restrict Corporation

14.2	Adjustments by the Committee

14.3	Change in Control

ARTICLE 15	AMENDMENT AND TERMINATION

ARTICLE 16	MISCELLANEOUS

16.1	Unfunded Plan

16.2	Payments to Trust

16.3	Other Corporation Benefit and Compensation Programs

16.4	Securities Law Restrictions

16.5	Governing Law

ARTICLE 17	SHAREHOLDER APPROVAL

GARDENBURGER, INC.
2001 STOCK INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT AND PURPOSE

             1.1        Establishment; Amendment and Restatement.  Gardenburger, Inc., an Oregon corporation ("Corporation"), hereby establishes the Gardenburger, Inc. 2001 Stock Incentive Plan (the "Plan") effective February 13, 2001, subject to shareholder approval as provided in Article 17.  Effective June 1, 2001, the Plan was amended and restated in the form of this document.

             1.2        Purpose.  The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation to attract, retain, and reward key employees, directors, and outside consultants of Corporation and its subsidiaries.  The Plan also is intended to strengthen the mutuality of interests between such employees, directors, and consultants and Corporation's shareholders.  The Plan is designed to serve these purposes by offering stock options and other equity–based incentive awards, thereby providing a proprietary interest in pursuing the long–term growth, profitability, and financial success of Corporation.

             1.3        Prior Plan.  The Plan will be separate from the Gardenburger 1992 Combination Stock Option Plan (the "Prior Plan").  The adoption and operation of the Plan will neither affect nor be affected by the continued existence of the Prior Plan except that:

             (a)         After the effective date of the Plan, no further stock options will be granted under the Prior Plan; and

             (b)        The number of Shares which may be made subject to Awards under the Plan will be adjusted pursuant to Section 4.2 to reflect cancellation, termination, or expiration of stock options previously granted under the Prior Plan.

ARTICLE 2
DEFINITIONS

             2.1        Defined Terms.  For purposes of the Plan, the following terms have the meanings set forth below:

                           "Award" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock–Based Awards pursuant to the Plan.

                           "Award Agreement" means an agreement as described in Section 6.4.

                           "Board" means the Board of Directors of Corporation.

                           "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder.  Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

                           "Committee" means the committee to which administration of the Plan may be delegated by the Board pursuant to Section 3.2.

                           "Common Stock" means the no par value common stock of Corporation or any security of Corporation issued in substitution, exchange, or lieu of such common stock.

                           "Consultant" means any consultant or adviser to Corporation or a Subsidiary selected by the Committee, who is neither an employee of Corporation or a Subsidiary nor a Non–Employee Director.

                           "Continuing Restriction" means a Restriction contained in Sections 6.7, 6.8, and 16.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

                           "Corporation" means Gardenburger, Inc., an Oregon corporation, or any successor corporation.

                           "Deferred Compensation Option" means a Nonqualified Option granted in lieu of a specified amount of other compensation pursuant to Section 7.8 of the Plan.

                           "Disability" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  However, the Committee may change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.

                           "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.  Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.

                           "Fair Market Value" means on any given date, the fair market value per share of the Common Stock determined as follows:

                           (a)         If the Common Stock is traded on an established securities exchange, the mean between the reported high and low sale prices of Common Stock as reported for such day by the principal exchange on which Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded;

                           (b)        If trading activity in Common Stock is reported in the NASDAQ National Market System, the mean between the reported high and low sale prices of Common Stock as reported for such day by the NASDAQ or, if Common Stock trades were not reported on such date, on the next preceding day on which Common Stock trades were reported by the NASDAQ;

                           (c)         If trading activity in Common Stock is reported in the NASDAQ Bid and Asked Quotations, the mean between the bid price and asked price quote for such day as reported by the NASDAQ or, if there are no such quotes for Common Stock for such date, on the next preceding day for which bid and asked price quotes for Common Stock were reported by NASDAQ; or

                           (d)        If there is no market for Common Stock or if trading activities for Common Stock are not reported in one of the manners described above, the fair market value will be as determined by the Committee after taking into consideration all factors that the Committee deems appropriate.

                           "Incentive Stock Option" or "ISO"  means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code.

                           "Non-Employee Director" means a member of the Board who is not an employee of Corporation or any Subsidiary.

                           "Nonqualified Option" or "NQO" means any Option, including a Deferred Compensation Option, granted pursuant to the Plan that is not an Incentive Stock Option.

                           "Option" means an ISO or an NQO (including a Deferred Compensation Option).

                           "Other Stock–Based Award" means an Award as defined in Section 11.1.

                           "Participant" means an employee or a Consultant of Corporation or a Subsidiary, or a Non–Employee Director who is granted an Award under the Plan.

                           "Performance Award" means an Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on performance attainment.

                           "Performance Cycle" means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

                           "Performance Goal" means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

                           "Plan" means this Gardenburger, Inc. 2001 Stock Incentive Plan, as set forth in this Plan document and as it may be amended from time to time.

                           "Reporting Person" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

                           "Restricted Award" means a Restricted Share or a Restricted Unit granted pursuant to Article 9 of the Plan.

                           "Restricted Share" means an Award described in Section 9.1(a) of the Plan.

                           "Restricted Unit" means an Award of units representing Shares described in Section 9.1(b) of the Plan.

                           "Restriction" means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

                           "Retirement" means:

                           (a)         For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries on or after age 65, or such earlier retirement date as approved by the Committee for purposes of the Plan;

                           (b)        For Participants who are Non-Employee Directors, ceasing to serve as a member of the Board after (1) serving at least 5 years on the Board, and (2) attaining a retirement age specified by the Board for purposes of an Award to such Non–Employee Director; or

                           (c)         For Participants who are Consultants, termination of service as a Consultant after attaining a retirement age specified by the Committee for purposes of an Award to such Consultant.

                           However, the Committee may change the foregoing definition of "Retirement" or may adopt a different definition for purposes of specific Awards.

                           "Share" means a share of Common Stock.

                           "Stock Appreciation Right" or "SAR" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8 of the Plan.

                           "Subsidiary" means a "subsidiary corporation" of Corporation, within the meaning of Section 425 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

                           "Vest" or "Vested" means:

                           (a)         In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);                                (b)        In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

                           (c)         In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

                           (d)        In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

             2.2        Gender and Number.  Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan will also include the opposite gender; and the definition of any term in Section 2.1 in the singular will also include the plural, and vice versa.

ARTICLE 3
ADMINISTRATION

             3.1        Authority of the Board.  The Board retains exclusive authority with respect to Awards granted to Non–Employee Directors, including the authority to:

                           (a)         Select the Non–Employee Directors who will be granted Awards; and

                           (b)        With respect to all Awards to Participants who are Non–Employee Directors, to determine:

                           (i)          The number and types of Awards to be granted to each Participant;

                           (ii)         The number of Shares, or Share equivalents, to be subject to each Award;

                           (iii)        The option price, purchase price, base price, or similar feature;

                           (iv)       All the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

References in the Plan to the authority or discretion of the Committee will also apply to the Board for purposes of Awards granted to Non–Employee Directors.  Members of the Board who either (i) are eligible to receive Awards pursuant to the Plan or (ii) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting of Awards to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Awards.

             3.2        General.  Except as provided in Section 3.1, the Plan will be administered by the Board or by the Committee, which shall consist of two or more "outside directors" (as that term is defined in applicable regulations promulgated under Code Section 162(m)).

             3.3        Authority of the Committee.  Except as provided in Section 3.1, the Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

                           (a)         Construe and interpret the Plan and any Award Agreement;

                           (b)        Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

                           (c)         Select the employees and Consultants who will be granted Awards;

                           (d)        Determine the number and types of Awards to be granted to each such Participant;

                           (e)         Determine the number of Shares, or Share equivalents, to be subject to each Award;

                           (f)         Determine the option price, purchase price, base price, or similar feature for any Award; and

                           (g)        Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

             Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

             3.4        Action by the Committee.  A majority of the members of the Committee will constitute a quorum for the transaction of business.  Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by a majority of the members of the Committee, will be the valid acts of the Committee.

             3.5        Liability of Board and Committee Members.  No member either of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

             3.6        Costs of Plan.  The costs and expenses of administering the Plan will be borne by Corporation.

ARTICLE 4
DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

             4.1        Duration of the Plan.  The Plan is effective February 13, 2001, subject to approval by Corporation's shareholders as provided in Article 17.  The Plan will remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board.  Termination of the Plan will not affect outstanding Awards.

             4.2        Shares Subject to the Plan.  The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares.  No fractional Shares may be issued under the Plan.  Subject to adjustment pursuant to Article 14, the maximum number of Shares for which Awards may be granted under the Plan (the "Reserved Shares") is 1,400,000, plus the number of Shares that remain available for the grant of stock options under the Prior Plan described in Section 1.3 as of the effective date of the Plan.  If an Award under the Plan (or any option previously granted under the Prior Plan) is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be added back into the Reserved Shares and made available for future Awards under the Plan.

ARTICLE 5
ELIGIBILITY

             Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary), Consultants, and Non–Employee Directors who are designated by the Committee will be eligible to receive Awards under the Plan.

ARTICLE 6
AWARDS

             6.1        Types of Awards.  The types of Awards that may be granted under the Plan are:

                           (a)         Options governed by Article 7 of the Plan;

                           (b)        Stock Appreciation Rights governed by Article 8 of the Plan;

                           (c)         Restricted Awards governed by Article 9 of the Plan;

                           (d)        Performance Awards governed by Article 10 of the Plan; and

                           (e)         Other Stock–Based Awards or combination awards governed by Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

             6.2        General.  Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate.  Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant.  A Participant may receive more than one Award and more than one type of Award under the Plan.

             6.3        Nonuniform Determinations.  The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

             6.4        Award Agreements.  Each Award will be evidenced by a written Award Agreement between Corporation and the Participant.  Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

             6.5        Provisions Governing All Awards.  All Awards will be subject to the following provisions:

                           (a)         Alternative Awards.  If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the alternative Award or Awards.

                           (b)        Rights as Shareholders.  No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

                           (c)         Employment Rights.  Neither the adoption of the Plan, the granting of any Award, nor the entering into any Award Agreement will confer on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of Corporation or a Consultant to Corporation or any Subsidiary, as the case may be, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person's employment or to remove such person as a Consultant or as a director at any time for any reason, with or without cause.

                           (d)        Restriction on Transfer.  Unless otherwise expressly provided in an individual Award Agreement, each Award (other than Restricted Shares after they Vest) will not be transferable otherwise than by will or the laws of descent and distribution and will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative.  Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement that the Award:

                           •            May be fully transferred;

                           •            May be freely transferred to a class of transferees specified in the Award Agreement; or

                           •            May be transferred, but only subject to any terms and conditions specified in the Award Agreement (including, without limitation, a condition that an Award may only be transferred without payment of consideration).

Furthermore, notwithstanding the foregoing, any Award may be surrendered to Corporation pursuant to Section 6.5(h) in connection with the payment of the purchase or option price of another Award or the payment of the Participant's federal, state, or local tax, or tax withholding obligation with respect to the exercise or payment of another Award.

                           (e)         Termination Of Employment.  The terms and conditions under which an Award may be exercised or may continue to become Vested, if at all, after a Participant's termination of employment or service as a Non-Employee Director or a Consultant will be determined by the Committee and specified in the applicable Award Agreement.

                           (f)         Change in Control.  The Committee, in its discretion, may provide in any Award Agreement that in the event of a change in control of Corporation (as the Committee may define such term in that Award Agreement), as of the date of such change in control (or as of a specified event following a change in control):

                           (i)          All, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise;

                           (ii)         All, or a specified portion of, Awards subject to Restrictions will become fully Vested; and

                           (iii)        All, or a specified portion of, Awards subject to Performance Goals will be deemed to have been fully earned.

Unless the Committee specifically provides otherwise in the change in control provision for a specific Award Agreement, Awards will become exercisable, become Vested, or become earned as of a change in control date (or as of a specified event following a change in control) only if, or to the extent, such acceleration in the exercisability, Vesting, or becoming earned of the Awards does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.  The Committee, in its discretion, may include change in control provisions in some Award Agreements and not in others, may include different change in control provisions in different Award Agreements, and may include change in control provisions for some Awards or some Participants and not for others.

                           (g)        Conditioning or Accelerating Benefits.  The Committee, in its discretion, may include in any Award Agreement a provision conditioning or accelerating the Vesting of an Award or the receipt of benefits pursuant to an Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events including, without limitation, a change in control of Corporation (subject to the foregoing paragraph (f)), a sale of all or substantially all the property and assets of Corporation, or an event of the type described in Article 14 of this Plan.  Furthermore, whether or not specified in any Award Agreement (unless an Award Agreement expressly provides otherwise), the Committee may at any time, in its discretion, accelerate the Vesting of any or all Awards.

                           (h)        Payment of Purchase Price and Withholding.  The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for the Shares or other property issuable pursuant to the Award, the Participant's federal, state, or local tax, or tax withholding, obligation with respect to such issuance, or both,  in whole or in part by any one or more of the following:

                           (i)          By delivering previously owned Shares (including Restricted Shares, whether or not vested);

                           (ii)         By surrendering other outstanding Vested Awards under the Plan denominated in Shares or in Share equivalent units;

                           (iii)        By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

                           (iv)       By delivering to Corporation a promissory note payable on such terms and over such period as the Committee determines;

                           (v)        By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

                           (A)       To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

                           (B)        To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

                           (vi)       In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of the purchase or option price of Shares issuable under an Award, a corresponding number of the Shares issued upon exercise of the Award will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares.  Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction.  Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

                           (i)          Reporting Persons.  With respect to all Awards granted to Reporting Persons:

                           (i)          Awards requiring exercise will not be exercisable until at least six months after the date the Award was granted, except in the case of the death or Disability of the Participant; and

                           (ii)         Shares issued pursuant to any other Award may not be sold by the Participant for at least six months after acquisition, except in the case of the death or Disability of the Participant;

provided, however, that (unless an Award Agreement provides otherwise) the limitation of this Section 6.5(i) will apply only if or to the extent required by Rule 16b–3 under the Exchange Act.  Award Agreements for Awards to Reporting Persons will also comply with any future restrictions imposed by such Rule 16b–3.

                           (j)          Service Periods.  At the time of granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

                           (k)         Form of Payment upon Settlement of Awards.  Payment to a Participant upon settlement of an Award may be in Shares, cash (either in a lump sum or in installment payments, with or without interest, over a period specified in the Award Agreement), by issuance of a Deferred Compensation Option, or in any combination of the above, or in any other form the Committee determines.

             6.6        Tax Withholding.  Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes.  The recipient of any payment or distribution under the Plan must make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations.  Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

             6.7        Annulment of Awards.  Any Award Agreement may, in the Committee's discretion, provide that the grant of an Award payable in cash is revocable until cash is paid in settlement of the Award or that the grant of an Award payable in Shares is revocable until the Participant becomes entitled to a stock certificate in settlement of the Award.  In the event the employment (or service as a Non–Employee Director or a Consultant) of a Participant is terminated for cause (as defined below), any Award which is revocable will be annulled as of the date of such termination for cause.  For the purpose of this Section 6.7, the term "for cause" will have the meaning set forth in the Participant's employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

             6.8        Engaging in Competition With the Corporation.  Any Award Agreement may, in the Committee's discretion, provide that if a Participant terminates employment (or service as a Non–Employee Director or a Consultant) with Corporation or a Subsidiary for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date of such termination accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that was realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant's termination of employment (or service as a Non–Employee Director or a Consultant) with Corporation.

ARTICLE 7
OPTIONS

             7.1        Types of Options.  Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options (including Deferred Compensation Options).  The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO.  In the event the Code is amended to provide for tax–favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

             7.2        General.  Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

             7.3        Option Price.  Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than:

                           (a)         25 percent of the Fair Market Value of a Share on the date of grant in the case of a Deferred Compensation Option;

                           (b)        75 percent of the Fair Market Value of a Share on the date of grant for all other Nonqualified Options; or

                           (c)         100 percent of the Fair Market Value of a Share on the date of grant for all Incentive Stock Options.

             7.4        Option Term.  The Award Agreement for each Option will specify the term of each Option, which may be unlimited or may have a specified period during which the Option may be exercised, as determined by the Committee.

             7.5        Time of Exercise.  The Award Agreement for each Option will specify, as determined by the Committee:

                           (a)         The time or times when the Option becomes exercisable and whether the Option becomes exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of performance goals or criteria specified in the Award Agreement, or (iii) a combination of continuation of employment and satisfaction of performance goals or criteria;

                           (b)        Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

                           (c)         The extent, if any, that the Option will remain exercisable after the Participant ceases to be an employee, Consultant, or director of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable will be accelerated or otherwise modified (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a change in control of Corporation.  The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

             7.6        Special Rules for Incentive Stock Options.  In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted.  ISOs may be granted only to employees of Corporation or a Subsidiary.  ISOs may not be granted under the Plan after ten years following the date specified in Section 4.1, unless the ten–year limitation of Section 422(b)(2) of the Code is removed or extended.  Without limiting the foregoing, all ISO Awards will be subject to the following terms and conditions (unless the Committee determines that such restrictions are no longer necessary in order for an Award to meet ISO requirements):

                           (a)         The term of the ISO may not exceed 10 years from the date the ISO is granted (and may not exceed 5 years for ISOs granted to an employee who, as of the date of the grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Corporation (a "10 Percent Shareholder"));

                           (b)        The option exercise price for an ISO may not be lower than 100 percent of the Fair Market Value of a Share as of the date the ISO is granted (and may not be lower than 110 percent of such Fair Market Value for an ISO granted to a 10 Percent Shareholder); and

                           (c)         The aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares subject to all ISOs granted to any Participant under the Plan and any other plans maintained by Corporation with respect to which the ISOs first become exercisable during any calendar year may not exceed $100,000 (the "$100,000 Limitation").  If and to the extent an Option granted under the Plan that is otherwise designated as or intended to be an ISO exceeds the $100,000 Limitation, the Option will be treated as two Options granted under the Plan, an ISO with respect to the portion of the Option that satisfies the $100,000 Limitation, and  a separate Nonqualified Option with respect to the portion of the Option that exceeds the $100,000 Limitation.

             7.7        Restricted Shares.  In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement for the Option.

             7.8        Deferred Compensation Options.  The Committee may, in its discretion, grant Deferred Compensation Options with an option price less than Fair Market Value to provide a means for deferral to future dates of compensation otherwise payable to a Participant.  The option price will be determined by the Committee subject to Section  7.3(a) of the Plan.  The number of Shares subject to a Deferred Compensation Option will be determined by the Committee, in its discretion, by dividing the amount of compensation to be deferred by the difference between the Fair Market Value of a Share on the date of grant and the option price of the Deferred Compensation Option.  Amounts of compensation deferred with Deferred Compensation Options may include amounts payable under Awards granted under the Plan or under any other compensation program or arrangement of Corporation as permitted by the Committee.  The Committee may grant Deferred Compensation Options only if it reasonably determines that the recipient of such an Option is not likely to be deemed to be in constructive receipt for income tax purposes of the income being deferred.

             7.9        Reload Options.  The Committee, in its discretion, may provide in an Award Agreement for an Option that in the event all or a portion of the Option is exercised by the Participant using previously acquired Shares, the Participant will automatically be granted (subject to the available pool of Shares subject to grants of Awards as specified in Section 4.2 of the Plan) a replacement Option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to (or equal to a portion specified in the original Award Agreement of) the number of shares surrendered upon exercise of the Option.  Such reload Option features may be subject to such terms and conditions as the Committee determines, including without limitation, a condition that the Participant retain the Shares issued upon exercise of the Option for a specified period of time.

             7.10      Limitation on Number of Shares Subject to Options.  In no event may Options be granted under the Plan for more than 150,000 Shares to any individual during any one calendar year period.

ARTICLE 8
STOCK APPRECIATION RIGHTS

             8.1        General.  Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 and this Article 8 and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

             8.2        Nature of Stock Appreciation Right.  A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee so specifies in the Award Agreement, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR will have been exercised.  The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher or lower price as the Committee determines.

             8.3        Exercise.  A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee.  The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions.  In the case of SARs granted to Reporting Persons, exercise of the SAR will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b–3 under the Exchange Act.

             8.4        Limitation on Number of Stock Appreciation Rights.  In no event may more than 10,000 Stock Appreciation Rights be granted to any individual under the Plan during any one calendar year period.

ARTICLE 9
RESTRICTED AWARDS

             9.1        Types of Restricted Awards.  Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

                           (a)         Nature of Restricted Shares.  A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Corporation upon termination of Participant's employment (or service as a Non-Employee Director or a Consultant) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares.  Each Participant receiving Restricted Shares will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and will be required to execute a stock power in blank with respect to the Shares evidenced by such certificate.  The certificate evidencing such Restricted Shares and the stock power will be held in custody by Corporation until the Restrictions on those Shares have lapsed.

                           (b)        Nature of Restricted Units.  A Restricted Unit is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant's employment (or service as a Non–Employee Director or a Consultant) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

             9.2        General.  Restricted Awards will be subject to the terms and conditions of Article 6 and this Article 9 and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

             9.3        Restriction Period.  Award Agreements for Restricted Awards will provide that Restricted Awards, and the Shares subject to Restricted Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant must remain in the employment (or remain as a Non–Employee Director or a Consultant) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee designates in the Award Agreement (the "Restriction Period").  During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant.  The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period.  Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant will be entitled to settlement of the Restricted Award or portion thereof, as the case may be.  Although Restricted Awards will usually Vest based on continued employment (or service as a Non–Employee Director or a Consultant) and Performance Awards under Article 10 will usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment (or service as a Non–Employee Director or a Consultant).  In such case, the Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance Goals.

             9.4        Forfeiture.  If a Participant ceases to be an employee (or Consultant or Non–Employee Director) of Corporation or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement) the Award Agreement may require that all non–Vested Restricted Awards previously granted to the Participant be forfeited and returned to Corporation.

             9.5        Settlement of Restricted Awards.

                           (a)         Restricted Shares.  Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant's stock power will be returned and the Shares will no longer be Restricted Shares.  The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in any form described in Section 6.5(k).

                           (b)        Restricted Units.  Upon Vesting of a Restricted Unit Award, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period.  Payment in settlement of a Restricted Unit in any form described in Section 6.5(k) will be made as soon as practicable following the conclusion of the applicable Restriction Period.

             9.6        Rights as a Shareholder.  A Participant will have, with respect to unforfeited Shares received under a grant of  Restricted Shares, all the rights of a shareholder of Corporation, including the right to vote the shares, and the right to receive any cash dividends.  Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions.

ARTICLE 10
PERFORMANCE AWARDS

             10.1      General.  Performance Awards will be subject to the terms and conditions set forth in Article 6 and this Article 10 and Award Agreements governing Performance Awards may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

             10.2      Nature of Performance Awards.  A Performance Award is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit all or a portion of such Performance Award in the event specified performance criteria are not met within a designated period of time.

             10.3      Performance Cycles.  For each Performance Award, the Committee will designate a performance period (the "Performance Cycle") with a duration to be determined by the Committee in its discretion within which specified Performance Goals are to be attained.  There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

             10.4      Performance Goals.  The Committee will establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select.  Performance Goals may be based on (i) performance criteria for Corporation, a Subsidiary, or an operating group, (ii) a Participant's individual performance, or (iii) a combination of both.  Performance Goals may include objective and subjective criteria.  During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

             10.5      Determination of Awards.  As soon as practicable after the end of a Performance Cycle, the Committee will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.  Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under this Section 10.5, in any form described in Section 6.5(k).

             10.6      Performance Goals for Executive Officers.  The performance goals for Performance Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

                           •            Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

                           •            Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility.  Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives.  Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

                           •            Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages.  Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

             10.7      Award Limitations.  The maximum number of Shares issuable with respect to Performance Awards granted to any individual executive officer may not exceed 10,000 Shares for any one calendar year period.

ARTICLE 11
OTHER STOCK BASED AND COMBINATION AWARDS

             11.1      Other Stock–Based Awards.  The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares.  Other Stock-Based Awards are not restricted to any specified form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares.  Such Other Stock–Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

             11.2      Combination Awards.   The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity.  No action authorized by this Section 11.2 will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant's consent.

ARTICLE 12
DEFERRAL ELECTIONS

             The Committee may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn out, or Vesting of an Award made under the Plan.  If any such election is permitted, the Committee will establish rules and procedures for such payment deferrals, including, but not limited to:  (a) payment or crediting of reasonable interest or other growth or earnings factor on such deferred amounts credited in cash, (b) the payment or crediting of dividend equivalents in respect of deferrals credited in Share equivalent units, or (c) granting of Deferred Compensation Options.

ARTICLE 13
DIVIDEND EQUIVALENTS

             Any Awards may, at the discretion of the Committee, earn dividend equivalents.  In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date.  The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

ARTICLE 14
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

             14.1      Plan Does Not Restrict Corporation.  The existence of the Plan and the Awards granted under the Plan do not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation's capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation's capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

             14.2      Adjustments by the Committee.  In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split–up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards.  The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin–off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

             14.3      Change in Control.  Except as otherwise expressly provided in an Award Agreement, in the event of a change in control of Corporation (as determined by the Committee), the Committee may, in its sole discretion and without liability to any person, take such actions, if any, (as of the date of the consummation of the change in control) with respect to outstanding Awards as the Committee deems equitable and necessary or desirable, including without limitation (1) the acceleration of the Vesting of any Awards, (2) the payment of a cash amount in exchange for the cancellation of any Awards, and/or (3) requiring the issuance of substitute awards that will substantially preserve the value, rights, and benefits of any Awards.

ARTICLE 15
AMENDMENT AND TERMINATION

             The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or over the counter stock trading system.

ARTICLE 16
MISCELLANEOUS

             16.1      Unfunded Plan.  The Plan is unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan.  No such obligation of Corporation will be deemed to be secured by any pledge of or other encumbrance on any property of Corporation.

             16.2      Payments to Trust.  The Committee is authorized (but not obligated) to cause to be established a trust agreement or several trust agreements under which the Committee may make payments of amounts due or to become due to Participants in the Plan.

             16.3      Other Corporation Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation.  Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs.  The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

             16.4      Securities Law Restrictions.  No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws.  Certificates for Shares delivered under the Plan may be subject to such stop–transfer orders and other restrictions as the Committee deems advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law.  The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

             16.5      Governing Law.  Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

ARTICLE 17
SHAREHOLDER APPROVAL

             The adoption of the Plan and the grant of Awards under the Plan are expressly subject to the approval of the Plan by (a) the holders of the outstanding shares of Corporation's capital stock in accordance with Oregon law and (b) the affirmative vote of the holders of at least a majority of the outstanding shares of Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting as a single voting group.